Exhibit 28(h)(xiii)

AMENDMENT NO. 1 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The United States Life Insurance Company in the City of New York (formerly, First SunAmerica Life Insurance Company) hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 1 to the Shareholder Services Agreement be effective as of the 23rd day of January, 2012.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (formerly, First SunAmerica Life Insurance Company)

By:	//s// JANA W. GREER
Name: Jana W. Greer
Title: President SunAmerica Retirement Markets

SUNAMERICA SERIES TRUST

By:	//S // JOHN T. GENOY
Name: John T. Genoy
Title: President

SCHEDULE A

(as of January 23, 2012)

Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio

Alliance Growth Portfolio

Balanced Portfolio

Blue Chip Growth Portfolio

Capital Growth Portfolio

Cash Management Portfolio

Corporate Bond Portfolio

Davis Venture Value Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Opportunities Portfolio

Foreign Value Portfolio

Fundamental Growth Portfolio

Global Bond Portfolio

Global Equities Portfolio

Growth-Income Portfolio

Growth Opportunities Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Marsico Focused Growth Portfolio

MFS Massachusetts Investors Trust Portfolio

MFS Total Return Portfolio

Mid-Cap Growth Portfolio

Real Estate Portfolio

Small & Mid Cap Value Portfolio

Small Company Value Portfolio*

SunAmerica Dynamic Allocation Portfolio**

Technology Portfolio

Telecom Utility Portfolio

Total Return Bond Portfolio

American Funds Growth SAST Portfolio*

American Funds Global Growth SAST Portfolio*

American Funds Growth-Income Portfolio*

American Funds Asset Allocation SAST Portfolio*

*	Portfolio does not have Class 2 shares.
**	Portfolio effective as of January 23, 2012

2